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                                                                     EXHIBIT 3b









                       BY-LAWS OF SARA LEE CORPORATION,


                         AS AMENDED ON JUNE 29, 1995
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                              TABLE OF CONTENTS


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ARTICLE 1 -- Meetings of Stockholders ...............................  1

     Section 1 -- The Annual Meeting ................................  1

     Section 2 -- Special Meetings ..................................  1

     Section 3 -- Place of Meetings .................................  1

     Section 4 -- Presiding Officer .................................  1

     Section 5 -- Notice of Meeting .................................  1

     Section 6 -- Stock Ownership Record Date .......................  1

     Section 7 -- Quorum ............................................  1

     Section 8 -- Voting ............................................  1

     Section 9 -- Organization of Meetings ..........................  2


ARTICLE II -- Board of Directors ....................................  2

     Section 1 -- Function and Number of Directors...................  2

     Section 2 -- Election ..........................................  2

     Section 3 -- Chairman ..........................................  2

     Section 4 -- Vacancies .........................................  2

     Section 5 -- Annual Meeting ....................................  2

     Section 6 -- Regular Meetings ..................................  2

     Section 7 -- Special Meetings ..................................  2

     Section 8 -- Quorum; Voting ....................................  2

     Section 9 -- Informal Actions ..................................  2

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                              TABLE OF CONTENTS


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     Section 10 -- Participation in Meetings
                   by Conference Telephone ............................ 3

     Section 11 -- Compensation ....................................... 3

ARTICLE III -- Committees of the Board of Directors ................... 3

     Section 1 -- Standing Committees and Membership .................. 3

     Section 2 -- Selection; Term; Removal ............................ 3

     Section 3 -- Meetings; Quorum; Minutes ........................... 3

     Section 4 -- Executive Committee ................................. 3

     Section 5 -- Finance Committee ................................... 4

     Section 6 -- Limitations of Authority of Executive Committee
                  and Finance Committee ............................... 4

     Section 7 -- Audit Committee ..................................... 4

     Section 8 -- Compensation and
                  Employee Benefits Committee ......................... 5

     Section 9 -- Board Affairs Committee ............................. 6

     Section 10 -- Employee and Public
                   Responsibility Committee ........................... 6

     Section 11 -- Authority to
                   Designate Committees ............................... 6

ARTICLE IV -- Officers ................................................ 7

     Section 1 -- Officers ............................................ 7

     Section 2 -- Election and Qualification .......................... 7

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                              TABLE OF CONTENTS


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     Section 3 -- The Chairman of the Board ............................... 7

     Section 4 -- The President ........................................... 7

     Section 5 -- The Vice Chairman and Vice Presidents ................... 7

     Section 6 -- Secretary ............................................... 7

     Section 7 -- Treasurer ............................................... 8

     Section 8 -- Controller .............................................. 8

     Section 9 -- Assistant Secretaries and
                  Assistant Treasurers .................................... 8

ARTICLE V -- Indemnification of Directors,
             Officers, Employees and Agents ............................... 8

     Section 1 -- Right to Indemnification ................................ 8

     Section 2 -- Time for Payment Enforcement ............................ 8

     Section 3 -- Standard of Conduct ..................................... 8

     Section 4 -- General ................................................. 9

     Section 5 -- Effective Time .......................................... 9

     Section 6 -- Further Action .......................................... 9

ARTICLE VI -- Fiscal Year and Dividends ................................... 9

     Section 1 -- Fiscal Year ............................................. 9

     Section 2 -- Dividends ............................................... 9

ARTICLE VII -- Auditors ................................................... 9
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                              TABLE OF CONTENTS

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ARTICLE VIII -- Corporation Documents ................................... 10

     Section 1  -- Execution of Negotiable Instruments .................. 10

     Section 2  -- Execution of Documents ............................... 10

ARTICLE IX -- Seal ...................................................... 10

ARTICLE X -- Capital Stock .............................................. 10

     Section 1  -- Execution of Stock Certificates ...................... 10

     Section 2  -- Transfers ............................................ 10

     Section 3  -- Registration ......................................... 10

     Section 4  -- Stock Ownership Record Date .......................... 10

     Section 5  -- Recognition of Holder ................................ 11

     Section 6  -- Replacement Certificates ............................. 11

ARTICLE XI -- Waiver of Notice .......................................... 11

ARTICLE XII -- Making, Altering or Repealing By-Law ..................... 11

     Section 1  -- Power Vested in Board of Directors ................... 11

     Section 2  -- Scope of By-Laws ..................................... 11
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ARTICLE I

MEETINGS OF STOCKHOLDERS

        SECTION 1. THE ANNUAL MEETING. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of any other business as may properly come before the meeting shall be held on the last Thursday in October in each year at a time fixed by the Board of Directors (or if such day is a legal holiday, then on the next succeeding business day which is not a holiday). Any business of the Corporation may be transacted at any such annual meeting without being specifically designated in the notice of such meeting, except such business as is specifically required by the Maryland General Corporation Law to be stated in such notice. The meeting may be adjourned from time to time and place to place until its business is completed.

        SECTION 2.  SPECIAL MEETINGS.   Special meetings of the stockholders
shall be held upon the call of the Chairman of the Board, President or a majority of the Board of Directors. The Secretary of the Corporation shall call a special meeting of the stockholders (i) whenever requested in writing to do so by the stockholders of the Corporation entitled to cast at least one-fourth of all of the votes entitled to be cast at the meeting and (ii) on the payment to the Corporation by such requesting stockholders of the reasonably estimated costs of preparing and mailing a notice of the meeting. A request for a special meeting shall state the purpose or purposes of such meeting and the matters proposed to be acted on at it.

        SECTION 3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within the United States as shall be designated by the Board of Directors.

        SECTION 4. PRESIDING OFFICER. The Chairman of the Board, or in his absence or at his request, and in the following succession, the President, the Chairman of the Executive Committee, any Executive Vice President, any Senior Vice President, or any Vice President, shall preside at any meeting of the stockholders.

        SECTION 5. NOTICE OF MEETING. Not less than 10 days nor more than 40 days before the date of each stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at and notice of such meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation.

        SECTION 6. STOCK OWNERSHIP RECORD DATE. The stock ownership record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders and for other purposes shall be the date fixed by the Board of Directors pursuant to Article X, Section 4 of these By-Laws.

        SECTION 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting shall constitute a quorum.

        SECTION 8. VOTING. Except as otherwise provided by the Certificate of Incorporation of the Corporation or Maryland


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General Corporation Law, at all meetings of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to (i) one vote upon each matter submitted to a vote at such meeting for each share of common stock of the Corporation owned of record by such stockholder and (ii) such voting rights, if any, as are provided in the applicable Articles Supplementary with respect to any series of preferred stock of the Corporation owned of record by such stockholder. Stockholders may vote either in person or by proxy. Every proxy shall be in writing and dated and shall be signed by the stockholder or his duly authorized attorney-in-fact, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary of the Corporation at or prior to the meeting. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. A majority of the votes cast at any meeting of stockholders at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority is required by the Certificate of Incorporation of the Corporation or Maryland General Corporation Law.

        SECTION 9. ORGANIZATION OF MEETINGS. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the presiding officer.


ARTICLE II

BOARD OF DIRECTORS

        SECTION 1. FUNCTION AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The majority of the entire Board of Directors may, from time to time, alter the number of directors as set by the Certificate of Incorporation of the Corporation or by the Board of Directors; provided, however, that the number of Directors comprising the Board of Directors shall be no less than three or more than 25. The tenure of office of any director shall not be affected by any alteration in the number of Directors.

        SECTION 2. ELECTION. The Directors shall be elected at the annual meeting of the stockholders and shall hold office until the next annual meeting of the stockholders or until their successors are elected and qualify.

        SECTION 3. CHAIRMAN. The Chief Executive Officer of the Corporation shall serve as Chairman. The Chairman shall preside at all meetings of the Board of Directors, and, in his absence, the President, and, in his absence, a director designated by the Board of Directors.

        SECTION 4. VACANCIES. Any vacancy on the Board of Directors for any cause other than by reason of an increase in the number of Directors, may be filled by a majority of the remaining Directors, though less than a quorum.
Any vacancy on the Board of Directors by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

        SECTION 5. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held on the same day as the annual meeting of stockholders for the purpose of electing the officers of the Corporation, the appointment of the committees of the Board of Directors and for the transaction of any other business.


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        SECTION 6.  REGULAR MEETINGS.  Regular meetings of the Board of
Directors shall be held at such times as may be fixed from time to time by the Board of Directors, without call or notice.

        SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President, upon their own motions, or by the Secretary upon the written request of a majority of the Directors. At least two days' written notice shall be given of all special meetings.

        SECTION 8. QUORUM; VOTING. At any and all meetings of the Board of Directors, the greater of (a) one-third (calculated in case of a fraction to the next larger whole number) of the duly elected and qualified Directors or
(b) two Directors shall constitute a quorum for the transaction of business; but if at any meeting of the Board of Directors there be less than a quorum present, the Directors at the meeting may, without further notice, adjourn the same, from time to time, for a period not exceeding 10 days at any one time, until a quorum is in attendance. A majority of such quorum shall decide any questions that may come before the meeting.

        SECTION 9. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the members of the Board of Directors or such committee, as the case may be, and filed with the minutes of proceedings of the Board of Directors or committee.

        SECTION 10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.


        SECTION 11. COMPENSATION. Directors shall be paid such compensation, including retainers and fees for attendance at meetings of the Board of Directors and its committees, as shall be determined from time to time by the vote of the Board of Directors. No compensation for service as a director shall be paid to officers or employees of the Corporation or any subsidiary of the Corporation.


ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

        SECTION 1. STANDING COMMITTEES AND MEMBERSHIP. The standing committees of the Board of Directors shall be Executive Committee, Finance Committee, Audit Committee, Compensation and Employee Benefits Committee, Board Affairs Committee and Employee and Public Responsibility Committee. The number of members of each committee, which shall not be less than two, shall be fixed by the Board of Directors from time to time by resolution. The members of each such committee shall be elected by the Board of Directors from among the members of the Board of Directors provided, however, that in the absence of a member or members at a meeting of either the Executive Committee or the Finance Committee, the members present at any meeting of such committee (whether a quorum is present) may appoint Directors who are not members of such committees to act in the place or places of

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such absent member or members in order to constitute a quorum at such meeting.
A Director may concurrently serve on more than one of such committees. An employee of the Corporation shall not be eligible to serve as a member of the Audit Committee or the Compensation and Employee Benefits Committee.

     SECTION 2.     SECTION; TERM; REMOVAL.   The members of each of the
standing committees of the Board of Directors and the chairman thereof shall be elected at the regular annual meeting of the Board of Directors and shall hold office until the next such regular annual meeting of the Board of Directors and until their respective successors are elected and qualified; provided, however, that vacancies during the year on any standing committee shall be filled by the Board of Directors.

     SECTION 3. MEETINGS; QUORUM; MINUTES. Each of the standing committees of the Board of Directors shall from time to time meet at such time and place as shall be directed by the Chairperson of each committee and, in his or her absence, by the Chairman of the Board of Directors, or in his absence, by the President. A majority of the members of each such committee (including Directors appointed to act at any meeting of the Executive Committee or Finance Committee in the place of absent members thereof as provided in Section 1 above), shall constitute a quorum for that committee meeting and shall have full authority to act for and the action of such quorum shall be taken as the
action of the whole of that committee.   Each of the committees shall keep
minutes of its proceedings and actions and shall submit a report thereof at the
next regular meeting of the Board of Directors.   The Executive Committee and
Finance Committee can only act upon the vote of a majority of all members of each such committee.

    SECTION 4.  EXECUTIVE COMMITTEE.   The Executive Committee shall perform
such duties and exercise such powers as may be directed or delegated by the Board of Directors, and between meetings of the Board of Directors, it may exercise any and all powers of the Board of Directors in the management of the business and affairs of the Corporation with the same effect as if exercised by the Board of Directors, and the exercise of such powers shall be conclusive of the fact that the Executive Committee had full authority to exercise such powers, subject, however, to the limitations of authority specifically set forth in Section 6 of this Article III of these By-Laws.

   SECTION 5.  FINANCE COMMITTEE.   The Finance Committee shall:

      (a) review (i) the financial structure of the Corporation; its source and use of funds; and its overall financial policies; (ii) the overall corporate annual operating plans and long-range plans for the purpose of analyzing the long-term and short-term debt and financing requirements of the Corporation; and (iii) periodic comparison reports of corporate cash flow and financial position with the annual operating plans;

      (b) review the terms and conditions of all proposed borrowings and/or the issuance of any other security by the Corporation or any of its subsidiaries for proposed acquisition or for any other purpose;

      (c) review at least annually (i) the Corporation's overall insurance program; (ii) the Corporation's overall income tax status (including but not limited to a review of pending audits, proposed deficiencies, and




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tax reserves), and (iii) the Corporation's status and program for Foreign
Exchange Exposure Risk Management;

     (d) approve material accounting policy changes of the Corporation as recommended by management;

     (e) be responsible for (i) the investment management of employee benefit plan assets and, in connection therewith, (ii) the appointment of an Investment Committee comprised of management personnel who will (A) select investment managers, (B) allocate annual contributions to the pension and profit sharing trusts among investment managers or other investment alternatives and (C) establish investment performance objectives; and (iii) reviewing periodic reports on Investment Committee action; and

     (f) perform such other duties and exercise such other powers as shall be directed and delegated to the Finance Committee by the Board of Directors from time to time.

     The Finance Committee, at its discretion, shall report its findings and conclusions to the Board of Directors with respect to any of the functions of the Finance Committee enumerated above and make such recommendations with respect thereto as it shall deem appropriate under the circumstances.

     SECTION 6. LIMITATIONS OF AUTHORITY OF EXECUTIVE COMMITTEE AND FINANCE COMMITTEE. Neither the Executive Committee nor the Finance Committee shall have the authority to (i) declare dividends or distributions, (ii) issue stock, other than as provided by Section 2-411(b) of the Maryland General Corporation Law, (iii) recommend to the stockholders any action which requires stockholder approval, (iv) amend these By-Laws, or (v) approve any merger or share exchange which does not require stockholder approval.

     SECTION 7.     AUDIT COMMITTEE.   The Audit Committee shall consist solely
of Directors who are neither officers nor employees of the Corporation and shall have the following responsibilities and functions:

    (a) recommend annually to the Board of Directors the appointment, or the ratification of the appointment by management of, the independent public accountants ("Public Accountants") to audit the books, records and accounts of the Corporation and its subsidiaries with respect to each of their fiscal years ("Annual Audit");

    (b) discuss the scope of the prospective Annual Audit and review the proposed fees to be paid therefor with the Public Accountants;

    (c) review non-audit services of the Public Accountants to assure the audit function is not compromised;

    (d) review compliance by management of the Corporation with the existing major accounting and financial policies of the Corporation;

    (e) review, at least annually, the adequacy of reserves established for contingent liabilities of the Corporation and its subsidiaries;

    (f) without the presence of management employees of the Corporation, review (i) the results of the Annual Audit with the Public Accountants, (ii) the performance, competence and cooperation of the financial officers and staff of the corporate office and operating companies of the Corporation,





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respectively, and (iii) the adequacy of the Corporation's internal auditing program and internal audit staff;

     (g) review with the Executive Director of Internal Audit who has direct responsibility for the internal audit function of the Corporation (i) the results of audits performed by the internal audit staff during the immediately preceding fiscal year, (ii) the independence from management of the Corporation of the internal audit function to determine audit scopes and
(iii) the overall performance of the internal audit staff.

     (h) following the completion of the review of the Annual Audit and of the performance, competence, cooperation and adequacy of the financial organization of the Corporation, meet with representatives of the Public Accountants and the management of the Corporation for the purpose of discussing and clarifying issues and questions raised by the Public Accountants with respect to the Annual Audit, and report the Audit Committee's findings with respect thereto to the Board of Directors within 60 days after the completion of such meetings;

     (i) be available from time to time to receive, or at the discretion of the Chairman of the Audit Committee, to meet with respect to reports, suggestions, questions or recommendations from the Public Accountants, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Executive Director of Internal Audit or the General Counsel of the Corporation, respectively, relating to the responsibilities and functions of the Audit Committee; and

     (j) review, at least annually, management's procedures and policies to implement and maintain adequate and effective internal accounting controls in the Corporation and review management's programs to assure compliance with the Corporation and review management's programs to assure compliance with the Foreign Corrupt Practices Act of 1977 and accounting and financial recordkeeping provisions under the Securities Exchange Act of 1934 and other federal and state laws.

     SECTION 8.     COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE.     The
Compensation and Employee Benefits Committee, which shall consist solely of Directors who are not employees or former employees of the Corporation, shall be responsible for the approval and administration of programs affecting the total compensation for key executives. In order to accomplish this objective, the committee shall:

     (a) review and approve the total compensation philosophy covering officers and other key executives of the Corporation, and periodically review an analysis of the competitiveness of the total compensation practices of the Corporation, comparing the relationship between pay practices and the financial performance of the Corporation;

     (b) review and approve the salary ranges for the specified position grades of management personnel of the Corporation pursuant to the Corporation's executive salary administration program;

     (c) review, approve and, when deemed appropriate by the Committee, recommend the definitive approval by the Board of Directors of, the terms and conditions of proposed incentive bonus plans applicable to corporate officers and key operating company executives of the Corporation and specify the standards of performance, or delegate the authority to specify such standards, pursuant to which





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awards may be paid to such executives and officers under such incentive bonus plans;

     (d) review and approve annual base salaries (as recommended by the Chief Executive Officer and President, respectively, of the Corporation) of all officers of the Corporation and of all other employees with salaries above such amount in such salary grades under the Corporation's salary administration program as shall be determined by the Compensation and Employee Benefits Committee from time to time;

     (e) review and approve proposed stock option plans, other long-term incentive plans and stock purchase plans, and all proposed changes thereto and, where appropriate, recommend their definitive approval by the Board of Directors and, when deemed appropriate or required by law, approval by the stockholders of the Corporation;

     (f) administer the stock option and stock purchase plans of the Corporation and designate from time to time the employees of the Corporation and its subsidiaries to whom the options under the stock option plans are to be granted and the number of shares subject to each such option or the executive to whom such duties may be delegated;

     (g) review and approve special hiring and severance arrangements with executive officers of the Corporation, as defined from time to time by the regulations of the Securities and Exchange Commission and designated by the Board of Directors;

     (h) review and approve proposed employee benefit plans of the Corporation and proposed changes thereto from time to time (including but not limited to pension and profit sharing plans, group medical plans and insurance programs) and recommend their definitive approval by the Board of Directors when such approval shall be deemed appropriate or required by law;

     (i) review and approve disclosures to be made in the name of the committee concerning the executive compensation programs of the Corporation, and review other information concerning these programs to be disclosed in the Corporation's annual proxy statement.

     SECTION 9. BOARD AFFAIRS AND CORPORATE GOVERNANCE COMMITTEE. The Board Affairs and Corporate Governance Committee shall consider and recommend to the Board of Directors from time to time Board policies, procedures and practices, including director compensation, and consider and recommend to the Board of Directors candidates for election as directors of the Corporation. The Committee shall also review the management succession plan and executive resources periodically as determined appropriate by the Committee to assure the continuity and quality of management necessary to provide the financial performance expected by the financial community and the stockholders of the Corporation.

     SECTION 10. EMPLOYEE AND PUBLIC RESPONSIBILITY COMMITTEE. The Employee and Public Responsibility Committee shall provide oversight and guidance in those areas concerning the Corporation's obligations to its employees and to its major public constituencies, namely its stockholders, customers, consumers and the communities in which it operates. It shall also oversee the Corporation's commitment to employee health and safety, equal employment opportunity and affirmative action, and minority relations. The Committee shall oversee those marketing

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practices relating to advertising standards, product safety, and the handling of consumer complaints and requests for product information. The Committee shall define and oversee the charitable contributions policies and practices of the Corporation, without authority to make, decide or to direct individual contributions. The Committee shall review actions taken by management as the result of current or emerging public policy issues or political and social changes that may affect the affairs and operations of the Corporation.

     SECTION 11. AUTHORITY TO DESIGNATE COMMITTEES. The Board of Directors may, from time to time, designate committees other than the standing committees set forth in Section 1 of this Article III consisting of two or more Directors by a resolution adopted by a majority of the Directors. Such committees may be delegated any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. The Board of Directors shall have the power at any time to change the members of any committee so designated, to fill vacancies or to dissolve any such committee.



ARTICLE IV

OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be the Chairman of the Board of Directors, the President, Vice Chairman, such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Secretary, Treasurer and Controller as the Board of Directors shall elect, and such Assistant Secretaries and Assistant Treasurers or other officers as the Chairman or the Board of Directors shall from time to time deem advisable.

     SECTION 2. ELECTION AND QUALIFICATION. The officers shall be elected by, and shall hold office at the pleasure of, the Board of Directors. None of the officers, except the Chairman of the Board, the President and Vice Chairman, need be members of the Board of Directors. Any two of the offices set forth in
Section 1 of this Article IV may, at the discretion of the Board of Directors, be held by the same person, except that the Chairman of the Board may hold only the additional office of President. No officer shall execute, acknowledge or verify any instrument or document on behalf of the Corporation in more than one capacity, if such instrument or document is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers. The Board of Directors may from time to time elect or appoint other officers and agents with such powers and duties as they may deem necessary.

     SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation


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and, subject to the direction of the Board of Directors and to the committees of the Board of Directors, shall have general charge of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors.

     SECTION 4. THE PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall have general charge and supervision of the operations of the Corporation under the direction of the Chairman of the Board and subject to the control of the Board of Directors. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, or in the case of the inability of the Chairman of the Board to act, the President shall assume the duties of the Chairman of the Board, unless the Board of Directors shall otherwise determine.

     SECTION 5. THE VICE CHAIRMAN AND VICE PRESIDENTS. The Vice Chairman and each Executive Vice President, Senior Vice President or Vice President, the number of each as the Board of Directors may determine, shall perform such duties and have such authority as shall be assigned to him by the Chairman of the Board or the President, subject to the approval of the Board of Directors.

     SECTION 6. SECRETARY. The Secretary shall issue or cause to be issued notices for all meetings of the stockholders or Board of Directors, shall keep minutes of such meetings and shall have charge of the seal and corporate books and records. He shall supervise all matters relating to the Securities and Exchange Commission and the stock exchanges on which the shares of the Corporation are listed. He shall perform such other duties as pertain to his office as the Chairman of the Board of Directors may direct. In the abscence of the Secretary from any meetings of the stockholders or Board of Directors, the record of the proceedings shall be kept and authenticated by such person as may be appointed for that purpose by the chairman of the meeting.

     SECTION 7. TREASURER. The Treasurer shall have charge and custody of the funds, securities and other valuable effects of the Corporation and shall keep full and accurate accounts of all receipts and disbursements. He shall deposit all moneys to the credit of the Corporation in such banks or depositories as he shall designate subject to the control of the Board of Directors or the Finance Committee. He shall cause disbursement of the funds of the corporation as may be required in the conduct of business. Whenever required to do so, he shall render an account of all his transactions as Treasurer of the Corporation.

     SECTION 8. CONTROLLER. The Controller shall be the Chief Accounting Officer of the Corporation and shall be responsible for the conduct and surveillance of general corporate accounting procedures. He shall supervise the preparation of the Corporation's financial statements and other financial reports and statistics as required by management and governmental agencies, and shall perform such other duties as the Chief Financial Officer of the Corporation or the Board of Directors may from time to time prescribe.

     SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall perform such duties as the Board of Directors may from time to time prescribe or require. In the absence or disability of the Secretary or Treasurer, the Assistant Secretaries or Assistant Treasurers, as the case may be, shall,

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in the order of their seniority, perform the duties and have the powers of the
Secretary and Treasurer, respectively. The Board of Directors may, in its discretion, confer upon any Assistant Secretary or Assistant Treasurer any power of the Secretary or Treasurer, respectively, to be exercised jointly with or independently of the Secretary or Treasurer, respectively, as the board of Directors may from time to time determine.


ARTICLE V

INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

     SECTION 1. RIGHT TO INDEMNIFICATION. Subject to the provisions of Section 3 of this Article V, the Corporation (a) shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law.

     SECTION 2. TIME FOR PAYMENT ENFORCEMENT. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

     SECTION 3. STANDARD OF CONDUCT. Anything in these By-Laws to the contrary notwithstanding, except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in
Section 2-418(e) of the Maryland General Corporation Law that the party seeking indemnification has met the requisite standard of conduct. A party seeking indemnification shall be deemed to have met the requisite standard of conduct unless it is established that:

          (a) The act or omission of the director or officer was material to the matter giving rise to the proceeding; and

              (i) was committed in bad faith; or

             (ii) was the result of active and deliberate dishonesty; or

          (b) The director or officer actually received an improper benefit in money, property or services; or

          (c) In the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     SECTION 4.  GENERAL.  The indemnification and advance of expenses


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provided by this By-law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-law is in effect.

        SECTION 5. EFFECTIVE TIME. This By-law shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Nothing herein shall prevent an amendment of this By-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

        SECTION 6. FURTHER ACTION. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

ARTICLE VI

FISCAL YEAR AND DIVIDENDS

        SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the Saturday nearest to June 30 of each year and commence on the following Sunday.

        SECTION 2. DIVIDENDS. The Board of Directors from time to time may declare, in accordance with the provisions and limitations of the Certificate of Incorporation of the Corporation and of Section 2-309 of the Maryland General Corporation Law or any amendment to or successor of such Section, dividends on the shares of the Corporation in cash, property or stock of the Corporation.

ARTICLE VII

AUDITORS

        At its first meeting of each new fiscal year, the Board of Directors shall appoint a firm of independent certified public accountants to serve for such fiscal year for the purposes of examining the consolidated financial statements of the Corporation and issuing an auditors' report thereon. Such appointment shall be subject to the ratification by the stockholders, to be voted upon at the annual meeting of stockholders in the following October.

ARTICLE VIII

CORPORATE DOCUMENTS



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        SECTION 1.  EXECUTION OF NEGOTIABLE INSTRUMENTS.  All checks, drafts, notes and other negotiable instruments shall be signed by two officers of the Corporation, or by one officer and any authorized agent, to be determined from time to time by the Board of Directors.

        SECTION 2. EXECUTION OF DOCUMENTS. Except as otherwise authorized by the Board of Directors, all contracts, conveyances, leases, powers of attorney and other agreements or instruments executed by or on behalf of the Corporation shall be signed by any one of the Chairman of the Board, the Vice Chairman, the President, an Executive Vice President, a Senior Vice President, or a Vice President. A contract, conveyance, lease, power of attorney or other agreement or instrument which relates to a transaction of a division of the Corporation may be signed by or on behalf of such division by its Chairman, President, an Executive Vice President, a Senior Vice President or a Vice President of such division, or if there are no such officer designations in a division, by its Managing Director or General Manager.

ARTICLE IX

SEAL

        The seal of the Corporation shall be circular in form and with the words, "SARA LEE CORPORATION - MARYLAND - 1941" inscribed thereon.

ARTICLE X

CAPITAL STOCK

        SECTION 1. EXECUTION OF STOCK CERTIFICATES. Certificates of stock shall be issued in such form as may be approved by the Board of Directors, and shall be signed by the Chairman or by the President and by the Secretary, and sealed with the seal of the Corporation; provided, however, that certificates of stock may be issued bearing the facsimile signatures of such officers and the facsimile seal of the Corporation whenever the stock represented thereby is to be transferred and registered by or through a transfer agent and registrar. The said stock shall be issued, transferred and canceled in accordance with such rules and regulations as the Board of Directors shall prescribe.

        SECTION 2. TRANSFERS. All transfers of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his attorney, on surrender and cancellation of certificates for a like number of shares.

        SECTION 3. REGISTRATION. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance and registration of certificates of stock, including the appointment from time to time of transfer agents and registrars. An original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder shall be maintained by the transfer agent or agents of the Corporation, if any, and otherwise at the principal business office of the Corporation.

        SECTION 4. STOCK OWNERSHIP RECORD DATE. The Board of Directors shall have authority from time to time to fix a date of not less than 10 days and not more than 60 days preceding the date of any meeting of stockholders, any dividend payment date, or



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any date for the allotment of rights, as a record date for the determination of stockholders who are entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting, or to receive such dividend or rights, as the case may be; provided, however, that unless the Board of Directors shall fix such date, such record date for determining the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be, shall be a date 30 days preceding the date of such stockholders' meeting or the date of such dividend payment or allotment of rights.

        SECTION 5. RECOGNITION OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

        SECTION 6. REPLACEMENT CERTIFICATES. The Board of Directors or the Executive Committee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated, and the Board of Directors or Executive Committee, when authorizing such issue of a new certificate or certificates, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his legal representatives, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

ARTICLE XI

WAIVER OF NOTICE

        Whenever any notice of the time, place or purpose of any meeting of stockholders, Board of Directors or committee of the Board of Directors is required to be given under the provisions of the laws of Maryland or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE XII

MAKING, ALTERING OR REPEALING BY-LAWS

        SECTION 1. POWER VESTED IN BOARD OF DIRECTORS. The Board of Directors shall have the power and right to make, alter or repeal any or all By-Laws of the Corporation at any time or from time to time.

        SECTION 2. SCOPE OF BY-LAWS. The By-Laws may contain any provisions not inconsistent with the laws of Maryland or the Certificate of Incorporation of the Corporation, for the regulation and management of the affairs of the Corporation.


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